UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue
Suite 850	60654
Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(312) 642-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on June 13, 2014. The matters that were voted on at the Annual Meeting and the final voting results for each matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring in 2015, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Eric D. Belcher	43,258,917	91,240	2,784,200
Jack M. Greenberg	40,269,165	3,080,992	2,784,200
Linda S. Wolf	40,795,053	2,555,104	2,784,200
Charles K. Bobrinskoy	39,256,550	4,093,607	2,784,200
J. Patrick Gallagher, Jr.	42,929,255	420,902	2,784,200
David Fisher	40,795,100	2,555,057	2,784,200
Julie M. Howard	42,506,314	843,843	2,784,200
Daniel M. Friedberg	43,289,255	60,902	2,784,200

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP to Serve as the Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2014

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved as follows:

FOR	AGAINST	ABSTAIN
44,368,601	1,763,224	2,532

Proposal No. 3: Approval, on an Advisory, Non-Binding Basis, of the Company’s Executive Compensation

FOR	AGAINST	ABSTAIN
42,182,119	902,872	265,166

Proposal No. 4: Approval of the Amended and Restated 2006 Stock Incentive Plan

FOR	AGAINST	ABSTAIN
42,661,793	688, 189	175

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: June 13, 2014	By:	/s/ Joseph M. Busky
	Name:	Joseph M. Busky
	Title:	Chief Financial Officer